Exhibit 24.1
Power of Attorney

The undersigned (the "Reporting Person") hereby constitutes and appoints Daniel M. Mahoney and Jere M. Friedman, and each of them, or such other person or entity as is designated in writing by Daniel M. Mahoney or Jere M. Friedman, as the Reporting Person’s true and lawful attorneys-in-fact to:

(1) prepare, execute, and timely file for and on behalf of such Reporting Person individually, or jointly together with any other persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4, and Form 5), and any amendment or amendments thereto, that such Reporting Person may be required to file with the Securities and Exchange Commission and any securities exchange or trading market pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Securities Act") and the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports") with respect to such Reporting Person’s ownership of, or transactions in, securities of YP Corp., a Nevada corporation (the "Company"), that are (or that may be deemed to be) beneficially owned (directly or indirectly) by such Reporting Person; and

(2) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, such Reporting Person, it being understood that the documents executed by such attorneys-in-fact on behalf of such Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact's discretion.

The Reporting Person hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such Reporting Person might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The authority of the attorneys-in-fact or such attorneys-in-fact’s substitute or substitutes under this Power of Attorney with respect to the Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person’s ownership of, or transactions in, the securities of the Company, unless earlier revoked in writing by the Reporting Person.

The Reporting Person acknowledges that neither of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, nor the Company assumes (i) any of such Reporting Person’s responsibilities to comply with the Securities Act or the Exchange Act; (ii) any liability of such Reporting Person for any failure to comply with such requirements; or (iii) any obligation or liability of such Reporting Person for profit disgorgement under Section 16(b) of the Exchange Act or for any other liabilities under the Securities Act or Exchange Act. The Reporting Person also acknowledges that this Power of Attorney does not relieve such Reporting Person from responsibility for compliance with such Reporting Person’s obligations under the Securities Act or the Exchange Act including, without limitation, the reporting requirements of Section 13 and Section 16 of the Exchange Act.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of the date set forth beside such Reporting Person’s name.

Date: August 19, 2004	By:	/s/ W. Chris Broquist

W. Chris Broquist